Exhibit 99.1

RESMED APPOINTS MICHAEL FARRELL AS CHIEF EXECUTIVE OFFICER;

ROBERT DOUGLAS APPOINTED PRESIDENT AND CHIEF OPERATING OFFICER

San Diego, California, Feb. 20, 2013 - ResMed Inc. (NYSE: RMD) announced today that effective March 1, 2013, Michael (“Mick”) Farrell will succeed Dr. Peter C. Farrell as ResMed’s chief executive officer (CEO) and be appointed to its board of directors. Robert (“Rob”) Douglas will become ResMed’s president and chief operating officer (COO). Current CEO, chairman of the board and founder, Dr. Farrell, will become executive chairman. Together, Mr. Farrell and Mr. Douglas will comprise the office of the CEO and Dr. Farrell will work together with them on an as-needed basis through the end of calendar year 2013, when he will transition to non-executive chairman. In addition, Dr. Jim Hollingshead has been named president, Americas.

“A thorough review of potential candidates to succeed Peter was conducted by the board’s CEO succession committee, working closely with the nominating and governance committee and a top-tier executive search consultancy,” commented Dr. Gary Pace, lead director of ResMed’s board and chairman of the board’s succession committee. “It was easily determined that members of the very talented and experienced team that have driven much of the company’s great success over the past decade would be best suited to lead the company to its next stages of growth and development. Mick led the team in the Americas that grew sales over 30 percent during the seven quarters that he was president of that region. He also established a vision for the organization that extended beyond driving revenue and market share to include a focus on the number of lives enhanced by ResMed products. Mick’s strengths and accomplishments leading sales, marketing, business development and commercial strategy teams equip him well to become ResMed’s next CEO. Rob’s expertise and excellent track record of increasing productivity and efficiencies of global operations, as well as success in growing sales, make him the ideal choice for COO and president. In addition, he was instrumental in creating our successful manufacturing presence in both Australia and Singapore. At this time, we also want to thank Peter for resuming the role of CEO over the past couple of years and now turning over the helm to Mick and Rob while staying on as executive chairman of the board.”

“I have little doubt that Mick and Rob will build on ResMed’s momentum as a global driving force in sleep and respiratory medicine, and as a leader in the medical device industry,” said Dr. Peter Farrell. “Mick has been with us for more than 12 years; Rob for more than 11. This is a deeply experienced and accomplished duo to lead ResMed. They have also played an integral role in developing and preserving the unique culture established within ResMed which has proved to be an extremely important component of the success of the company. The board and I are extremely confident in the ability of our senior management, as well as the talent at all levels throughout ResMed.”

“Rob and I have worked in collaboration with the entire organization at ResMed for more than a decade to help drive the success of our core business by producing the best products on the market, becoming the preferred mask brand by patients and promoting the awareness of sleep-disordered breathing,” commented Mick Farrell. “I am extremely excited to be taking the reins of a company that will contribute to the well-being and improved quality of life of millions of patients suffering from sleep-disordered breathing. Looking forward, we have huge opportunities to leverage current ResMed offerings and our product pipeline to change the lives of millions of patients who suffer from such co-morbidities as congestive heart failure and chronic obstructive pulmonary disease. Our future success will be accelerated by ResMed’s intense focus on innovation, breaking down barriers to diagnosis and treatment, and an emphasis on our culture, which attracts world-class talent who learn to share our passion for changing lives, one breath at a time.”

“I am looking forward to working together with Mick and the rest of the team to build on the success and achievements of ResMed,” said Rob Douglas. “We are uniquely positioned in healthcare. We improve patients’ quality of life, slow down and even improve other medical co-morbidities, and reduce the cost of healthcare. I am confident we will continue to succeed in the future.”

About Mick Farrell

Michael “Mick” Farrell, joined ResMed in 2000 and became president, Americas in 2011, responsible for Americas sales and commercial operations. Previously, Mick was senior vice president, sleep strategic business unit from 2007 to 2011, where he led the global team that executed the design, development and launch of the very successful S9™ platform of flow generator products. Before that, he held the positions of vice president, marketing for the Americas and vice president, business development. Before joining ResMed, Mick worked in management consulting and biotechnology, as well as in chemicals and steel manufacturing at Arthur D. Little, Genzyme Corporation, The Dow Chemical Company and BHP Billiton. Mick holds a bachelor of engineering, with first-class honors, from the University of New South Wales, a master of science in chemical engineering from the Massachusetts Institute of Technology (MIT) and an M.B.A. from the MIT Sloan School of Management. He sits on the board of directors of the American Association for Homecare. Mick is the son of Dr. Peter Farrell.

About Rob Douglas

Rob Douglas, as chief operating officer, holds full operational responsibility for ResMed and its subsidiaries and is also now being appointed as president. He joined ResMed in 2001 as vice president of corporate marketing and has since excelled in additional ResMed roles including president – Asia Pacific and chief, global supply operations, responsible for global manufacturing and commercial distribution and sales operations in the Asia Pacific region; COO – Asia Pacific, and COO – Sydney. Before joining ResMed, Rob had various roles at Keycorp, an Australian electronics commerce company, managing strategy and new business, marketing and research and development. Prior to that, he was head of operations, project management and engineering at Telectronics Pty Ltd., an Australian medical electronics company. Rob has a master’s of business administration from Macquarie University, a bachelor’s degree in electrical engineering with first-class honors and a bachelor of science (computer sciences) from the University of New South Wales.

Jim Hollingshead Becomes President, Americas

As Mick Farrell transitions to the CEO role, current ResMed chief strategy officer and president, ventures & initiatives strategic business unit, Jim Hollingshead, will replace Farrell as president, Americas. Jim joined ResMed in 2010 as vice president of strategy & business development. In 2011 his role was expanded to include leadership of ResMed ventures & initiatives, the unit within ResMed responsible for growing early stage businesses. Before ResMed, Jim spent 18 years in strategy consulting, where he worked across a wide range of industries, with senior roles at Deloitte Consulting and Monitor Group. Jim holds a bachelor of arts degree in history and international relations with distinction from Stanford University, and an MA and PhD in political science from the University of California at Berkeley, where he was awarded a prestigious graduate student fellowship by the National Science Foundation.

Contacts:
For news media:	For the financial and investment community:
Gretchen Griswold	Constance Bienfait
Dir., Global Corporate Communications	Director, Investor Relations
(858) 836-6789	(858) 836-5971
Brett Sandercock
Chief Financial Officer
+61(2) 8884-2090

ResMed is a global leader in the development, manufacturing and marketing of medical products for the diagnosis, treatment and management of respiratory disorders, with a focus on sleep-disordered breathing. The company is dedicated to developing innovative products to improve the lives of those who suffer from these conditions and to increasing awareness among patients and healthcare professionals of the potentially serious health consequences of untreated sleep-disordered breathing. For more information on ResMed, visit www.resmed.com.

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the company’s future revenue, earnings or expenses, new product development and new markets for the company’s products, are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Those risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for its most recent fiscal year and in other reports the company files with the U.S. Securities & Exchange Commission. Those reports are available on the company’s website.

###